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                                                                  Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-58789) of Novametrix Medical Systems Inc., the Registration Statement (Form S-8 No. 33-82336) pertaining to the Novametrix Medical Systems Inc. 1994 Stock Option Plan, the Post Effective Amendment No. 1 in Registration Statement (Form S-3 No. 33-67478) of Novametrix Medical Systems Inc., the Registration Statement (Form S-8 No. 333-59809) pertaining to the Novametrix Medical Systems Inc. 1990 Stock Option Plan, and the Registration Statement (Form S-8 No. 333-59809) pertaining to the Novametrix Medical Systems Inc. 1997 Long Term Incentive Plan and the Novametrix Medical Systems Inc. Employee Warrants Plan of our report dated June 16, 2000, with respect to the consolidated financial statements and schedule of Novametrix Medical Systems Inc. included in this annual report (Form 10-K) for the year ended April 30, 2000.



                                                   /s/ Ernst & Young LLP

Hartford, Connecticut
July 21, 2000



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